NOTE MODIFICATION AND AMENDMENT AGREEMENT


          This  Note  Modification and Amendment  Agreement  (the
"Agreement") is entered into as of the 16th day of July, 1999 by and between XCL Land Ltd. ("XCL Land") and _____________________
("Lender").

          WHEREAS, XCL Land executed a certain promissory note dated November 6, 1998 in the principal amount of $_______ in favor of Lender (the "Note"), which Note has been extended so that it is due on August 3, 1999;

          WHEREAS, Lender has agreed to extend the maturity of the Note through and until November 30, 1999;

          WHEREAS, XCL Land and Lender wish to amend the Note to reflect the revised maturity date.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Section III (1) of the Note is hereby amended by deleting the current Section III (1) and substituting in its place the following:

          All principal and interest accrued and unpaid under this Note is due and payable in full on November 30, 1999.

2. Except as expressly modified in this Agreement, all terms and provisions of the Note shall be and shall remain in full force and effect, enforceable in accordance with their terms.

3.        Nothing   in   this  Agreement  shall  constitute   the
     satisfaction or extinguishment of the amounts owed under the Note, nor shall it be a novation of the amounts owed under the Note.

          Executed on the day, month and year first above written.

WITNESSES:                         XCL LAND LTD.


_________________________          By:________________________________
Name:____________________          Name:__________________________
       (Please Print)              Title:__________________________


_________________________
Name:____________________
        (Please Print)


                              LENDER


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________